Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-222783) of ADT Inc. of our report dated March 11, 2019 relating to the financial statements, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
March 11, 2019